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Berwyn, PA 19312
Phone: 610•651•5900
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For Immediate Release
August 16, 2005

SUNCOM TERMINATES AGREEMENT TO PURCHASE URBAN COMM
BERWYN, PA, August 16 — SunCom Wireless, Inc., the primary operating subsidiary for SunCom Wireless Holdings, Inc., (NYSE: TPC) announced today that under the terms of a stock purchase agreement, it has exercised its termination right to cancel the planned purchase of Urban Comm – North Carolina, Inc. (‘Urban’) for $113 Million. The agreement, which was announced on October 28, 2004, called for SunCom to purchase all of the outstanding stock of Urban, whose assets include FCC wireless licenses in 20 Basic Trading Areas (“BTAs”) in North Carolina, South Carolina and Virginia.
SunCom Wireless, based in Berwyn, Pennsylvania, is licensed to provide digital wireless communications services in an area covering 14.3 million people in the Southeastern United States and 4.0 million people in Puerto Rico and the U.S. Virgin Islands.
For more information on SunCom Wireless and its products and services, visit the company’s website at www.suncom.com. Statements in this press release regarding SunCom Wireless’s business that are not historical facts may be “forward-looking statements.” Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents SunCom Wireless files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact: Steve Somers, CFA Director of Investor Relations 610-651-5900 ssomers@suncom.com	Media Contact: Karen Rountree Public Relations Director 804-364-7334 krountree@suncom.com